Exhibit 99.h.1.i

SCHEDULE A

DELAWARE POOLED TRUST

SHAREHOLDER SERVICES AGREEMENT

APPLICABLE SERIES

EFFECTIVE AS OF January 30, 2007

The All-Cap Growth Equity Portfolio

The Core Focus Fixed Income Portfolio

The Core Plus Fixed Income Portfolio

The Emerging Markets Portfolio

The Global Real Estate Securities Portfolio

The Focus Smid-Cap Growth Equity Portfolio

The Global Fixed Income Portfolio

The High-Yield Bond Portfolio

The Intermediate Fixed Income Portfolio

The International Equity Portfolio

The International Fixed Income Portfolio

The Labor Select International Equity Portfolio

The Large-Cap Growth Equity Portfolio

The Large-Cap Value Equity Portfolio

The Mid-Cap Growth Equity Portfolio

The Real Estate Investment Trust Portfolio

The Real Estate Investment Trust Portfolio II

The Small-Cap Growth Equity Portfolio

The Smid-Cap Growth Equity Portfolio

AGREED AND ACCEPTED:

DELAWARE SERVICE COMPANY, INC.		Delaware Pooled Trust
for its series set forth in this Schedule A

By:	/s/ Douglas L. Anderson	By:	/s/ Patrick P. Coyne
Name:	Douglas L. Anderson	Name:	Patrick P. Coyne
Title:	Senior Vice President/	Title:	President